Exhibit 10.1

CONSENT AND SEVENTH AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS CONSENT AND SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of January 23, 2023, is entered into by umb bank, n.a. (together with its successors and assigns, “Lender”), SCOTT’S LIQUID GOLD-INC., a Colorado corporation (“SLG”), SLG CHEMICALS, INC., a Colorado corporation (“Chemicals”), and NEOTERIC COSMETICS, INC., a Colorado corporation (“NC”, and together with SLG and Chemicals, collectively, “Borrowers” and each, a “Borrower”) and each of the undersigned guarantors (collectively “Guarantors” and together with Borrowers, “Obligors”), with reference to the following facts:

RECITALS

A. Lender and Borrowers are parties to a Loan and Security Agreement dated as of July 1, 2020 (as amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), pursuant to which Lender has provided certain credit facilities to Borrowers.

B. Borrowers have requested that Lender consent to the entry by Chemicals and SLG into the Asset Purchase Agreement, dated as of January 23, 2023 (the “SLG APA”), with Nakoma Products LLC (“SLG Buyer”) and the sale of the Purchased Assets (as defined therein) (the “SLG Assets”).

C. Lender is willing to provide such accommodations to the Borrowers on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.
Defined Terms. Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement. The following defined terms in Section 1.1 of the Loan Agreement are hereby added or amended and restated in their entirety, as appropriate, to read as follows:

“‘Borrowing Base’ means, as of any date of determination, an amount equal to:

(a) 85% (or such lesser percentage as Lender may in its Permitted Discretion determine from time to time) of the Net Amount of Eligible Accounts; plus

(b) the least of:

(i) 50% minus the Inventory Advance Reduction Amount (or such lesser percentage as Lender may in its Permitted Discretion determine from time to time) of the Net Amount of Eligible Inventory minus the SLG Sale Reserve;

(ii) 85% minus the Inventory Advance Reduction Amount (or such lesser percentage as Lender may in its Permitted Discretion determine from time to time) of the Net Orderly Liquidation Value of Eligible Inventory minus the SLG Sale Reserve; and

(iii) $250,000, minus

(c) the sum of all other Reserves, including, without limitation, the Prell Sale Reserve.

Without limiting Lender’s Permitted Discretion to implement other Reserves, Lender shall have the option to institute Reserves with respect to Eligible Accounts in the event that dilution exceeds 5.00% such that the advance rate on such account shall be reduced by 1.00% for each percentage of dilution in excess of 5.00%.

‘Prell Sale Reserve” means $328,000 plus the amount of any Prell Royalty Payments.

‘Revolving Facility Limit’ means (a) $500,000 through the earlier to occur of (i) the receipt by Borrowers of a tax refund in an amount not less than $200,000, or (ii) February 23, 2023, and (b) $250,000 thereafter.

‘Total Facility Limit’ means the Revolving Facility Limit.

‘SLG APA’ means the Asset Purchase Agreement, dated as of January 23, 2023, among Chemicals, SLG and Nakoma Products LLC.

‘SLG Royalty Payments’ means all Royalty Payments (as defined in the SLG APA).

‘SLG Sale Reserve’ means $1,405,000 plus the amount of any SLG Royalty Payments.”

2.
Financial Covenants. Effective as of October 31, 2022, Section 9.1(c) of the Loan Agreement is hereby amended to read in full as follows:

“Test Period	Cumulative Cash Flow After Debt Service
July 1, 2022 through January 31, 2023	-$800,000
July 1, 2022 through February 28, 2023	-$750,000
July 1, 2022 through March 31, 2023	-$750,000
July 1, 2022 through April 30, 2023	-$750,000
July 1, 2022 through May 31, 2023	-$750,000
July 1, 2022 through June 30, 2023	-$750,000”

3.
Consent to Sale. Lender is willing to consent to sale of the SLG Assets on the condition that (a) 100% of the net proceeds from the sale of the SLG Assets (including, without limitation, all SLG Royalty Payments) (the “SLG Net Proceeds”) are paid to Lender, (b) the proceeds are used to pay down the Revolving Loans (which amounts may be readvanced on the terms and conditions set forth in the Loan Agreement, as amended hereby).

4.
Third Party Deliverables. Upon Lender’s receipt of a countersigned copy of this Amendment, Lender will execute and deliver the attached Consent to Sale Free and Clear of Liens in favor of Buyer.
5.
Renewal and Extension of Security Interests and Liens. Each Obligor hereby (a) renews and affirms the Liens created and granted in the Loan Documents, and (b) agrees that this Amendment shall in no manner affect or impair the Liens securing the Obligations, and that such Liens shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all Liens securing the same, which are acknowledged by such Obligor to be valid and subsisting.
6.
Integration. This Amendment, and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally. All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.
7.
Counterparts. This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement. The parties agree that the electronic signature of a party to this Amendment shall be as valid as an original manually executed signature of such party and shall be effective to bind such party to this Agreement.
8.
Release. Each of the Obligors (for purposes of this Section, each a “Releasing Party” and collectively, the “Releasing Parties”) releases, acquits and forever discharges Lender, UMB Financial Corporation and their respective past, present and future directors, officers, employees, agents, attorneys, affiliates, successors, administrators and assigns (collectively, the “Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever, heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties on or before the date of execution of this Amendment, WHICH DO OR MAY EXIST, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FORESEEN OR UNFORESEEN (collectively, the “Released Matters”). In furtherance of this general release, Releasing Parties each acknowledge and waive the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

9.
Acknowledgment of Guarantor. Each Guarantor hereby acknowledges and agrees to the terms and conditions of this Amendment, acknowledges and reaffirms its/his/her obligations owing to Lender under its/his/her Guaranty, and each other Loan Document to which such Guarantor is a party, and agrees that the Guaranty and other Loan Documents are and shall remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to the same, each Guarantor understands and acknowledges that Lender has no obligation to inform Guarantors of such matters in the future or to seek any Guarantor’s acknowledgement or agreement to future amendments, and nothing herein shall create such a duty.

10.
Costs and Expenses. Borrowers agree to pay upon demand all of Lender’s expenses, including without limitation reasonable, reasonably documented attorneys’ fees, charges and disbursements of outside counsel for Lender, incurred in connection with the preparation, negotiation, review, analysis, administration, enforcement or modification of, and collection and other litigation relating to, or arising out of the Loan Agreement or any other Loan Document, or any amounts owing thereunder. Lender may pay someone else to help collect such amounts and to enforce the Loan Agreement or any other Loan Document, and Borrowers will pay that amount. This includes, subject to any limits under applicable law, reasonable, reasonably documented Lender’s attorneys’ fees and legal expenses, whether or not there is a lawsuit, including attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), foreclosure costs, appeals, and any anticipated post-judgment collection services. Borrowers will pay any court costs, in addition to all other sums provided by law.
11.
Governing Law. This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of CALIFORNIA, not including conflicts of law rules.
12.
Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim, or proceeding arising out of or related to this Amendment.
13.
Further Assurances. Borrowers agree to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment.
14.
ENTIRE AGREEMENT. THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, Obligors and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

LENDER: UMB BANK, N.A. By: /s/ John D. Watkins Name: John D. Watkins Title: Senior Vice President
BORROWERS: SCOTT’S LIQUID GOLD-INC. By: /s/ David Arndt Name: David Arndt Title: Chief Financial Officer
SLG CHEMICALS, INC. By: /s/ David Arndt Name: David Arndt Title: Chief Financial Officer
NEOTERIC COSMETICS, INC. By: /s/ David Arndt Name: David Arndt Title: Chief Financial Officer

GUARANTORS: SLG TOUCH-A-LITE, INC. By: /s/ David Arndt Name: David Arndt Title: Chief Financial Officer